Exhibit 5.2



                                                             December 5, 2000


MyTurn.com, Inc.
1080 Marina Village Parkway
Alameda, California 94501

         Re: Registration Statement on Form S-3 File No. 333-48932
             -----------------------------------------------------

Gentlemen:

         In our capacity as counsel to MyTurn.com, Inc., a Delaware corporation (the "Company"), we rendered an opinion dated October 28, 2000 in connection with the Company's Registration Statement on Form S-3 File No. 333-48932 (the "Registration Statement"), which was filed on October 30, 2000 by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), covering the resale of 9,309,646 Common Shares, $.01 par value, of the Company (the "Common Shares"), including 7,742,495 Common Shares underlying warrants held by certain selling stockholders and 1,567,151 Common Shares held by certain selling stockholders.

         In our capacity as counsel to the Company, we have been asked to render an opinion in connection with the Company's pre-effective amendment to the
Registration Statement ("Pre- Effective Amendment No. 1") being filed contemporaneously with the SEC under the Securities Act covering the resale of an additional 634,427 Common Shares of the Company, including an additional 566,576 Common Shares underlying warrants (the "Additional Warrant Shares") held by certain selling stockholders and 67,851Common Shares (the "Additional
Outstanding Shares") held by certain selling stockholders. The Additional Warrant Shares and the Additional Outstanding Shares are collectively referred to as the "Additional Shares".

         In connection with our opinion, we have examined the Certificate of Incorporation and By-Laws of the Company, each as amended, the Registration Statement, Pre-Effective Amendment No. 1 and certain agreements entered into, and warrants issued, by the Company in connection with the issuance of the Additional Shares. We are also familiar with proceedings of the Board of Directors of the Company, or otherwise have relied upon representations made by officers of the Company, relating to the authorization of the issuance of the Additional Shares. We have also examined such other instruments and documents as we deemed relevant under the circumstances.


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MyTurn.com, Inc.
December 5, 2000
Page 2

         For purposes of the opinions, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof, and (v) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings and all representations, oral and written, made by officers of the Company with respect thereto. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based solely upon and subject to the foregoing, including the assumptions made, we are of the opinion that the Additional Outstanding Shares are duly and validly authorized and issued, fully paid and non-assessable Common Shares, $.01 par value, of the Company, and that the Additional Warrant Shares have been duly and validly authorized and, when issued and fully paid for in accordance with the terms of the respective warrants, shall be duly and validly issued, and fully paid and non-assessable Common Shares, $.01 par value, of the Company.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to Pre- Effective Amendment No. 1 and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of Pre-Effective Amendment No. 1.

         This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

         We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         This opinion is for your exclusive use only and is to be utilized, and relied upon only in connection with the matters expressly set forth herein.

                                         Very truly yours,

                                         /s/ Certilman Balin Adler & Hyman, LLP
                                         --------------------------------------
                                         CERTILMAN BALIN ADLER & HYMAN, LLP





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